Exhibit 99.1
HF Foods Holds Combined 2022-2023 Annual Meeting of Stockholders

Las Vegas, NV – June 5, 2023 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods”, “HF Group” or the “Company”), announced that it held its Combined 2022-2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2023.
The Annual Meeting was held to comply with the request/notification issued by the Listing Qualifications Department of Nasdaq on January 17, 2023. Following the completion of the Annual Meeting, the Company believes it has now regained compliance with all requirements for continued listing on the Nasdaq Capital Market.

About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, visit www.hffoodsgroup.com.
Investor Relations Contact:
HFFG Investor Relations
Phone: (404) 836-0852
Email: investors@hffoodsgroup.com
Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “expects,” “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.